UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: December 20, 2004
                        (Date of earliest event reported)


                                DCAP GROUP, INC.
                                ----------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                0-1665            36-2476480
---------------------------- -------------------     -------------
(State or Other Jurisdiction (Commission File No.)  (IRS Employer Identification
of Incorporation)                                    Number)


                        1158 Broadway, Hewlett, NY 11557
                        --------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (516) 374-7600
                                                            -------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     _____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     _____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     _____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     _____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.     Entry into a Material Definitive Agreement.

     Effective December 27, 2004, Payments Inc. ("Payments"), a wholly-owned subsidiary of DCAP Group, Inc. ("DCAP"), entered into a Financing and Security Agreement (the "Financing Agreement") with Manufacturers and Traders Trust Company ("M&T") with respect to a new line of credit to finance its premium finance receivables. The new facility replaces M&T's existing line of credit which was scheduled to mature in July 2005. Pursuant to the Financing Agreement, the size of the credit facility has been increased from $18 million to $25 million. Subject to certain conditions, M&T has agreed to arrange an additional $10 million credit facility with other lenders on a "best efforts" basis. The new line matures on June 30, 2007. The Financing Agreement also provides that Payments will have the choice of a LIBOR-based rate or a rate based on M&T's prime rate. This will result in an initial reduction in the interest rate payable by Payments, relative to its existing line of credit, of at least 1.5% per annum. In addition, the Financing Agreement permits the early redemption of up to $2 million of DCAP's 12.625% subordinated debt under certain circumstances.

     On December 20, 2004, DCAP amended its 1998 Stock Option Plan with regard to the satisfaction of tax withholding obligations that arise upon the exercise of a nonstatutory stock option. The amendment gives its Board of Directors and Compensation Committee discretion to permit the withholding by DCAP of a portion of the stock issuable upon the exercise of an option in connection with the satisfaction of such obligations. On December 20, 2004, pursuant to such amendment and in connection with the exercise by Barry Goldstein, President and Chief Executive Officer of DCAP, of nonstatutory stock options for the purchase of 34,000 shares of Common Stock of DCAP and the satisfaction of the tax withholding obligations, the Board of Directors permitted the withholding by DCAP of 6,789 of the 34,000 shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     DCAP GROUP, INC.

Dated:  December 27, 2004                            By: /s/ Barry B. Goldstein
                                                         ----------------------
                                                         Barry B. Goldstein
                                                         President